CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 11, 1997 accompanying the financial statements of Delaware-Voyageur Tax-Exempt Trust, Series 3 as of February 28, 1997 and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "INDEPENDENT AUDITORS".



                                                    KPMG Peat Marwick LLP


Minneapolis, Minnesota
June 26, 1997